UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2015

(Date of Report: Date of earliest event reported)

NU-MED PLUS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or other Jurisdiction	(Commission File Number of Incorporation)	(IRS Employer ID No.)

455 East 500 South, Suite 205, Salt Lake City, Utah 84111

(Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code: (801) 746-3570

__________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2015, Nu-MED Plus, Inc. (the “Company”) increased its board of directors from three directorships to five directorships and added two new directors.  The new directors are Thomas Tait and Dr. Brett Earl.  Mr. Tait has previously been a consultant of the Company and actively involved in the development of the Company’s products. Dr. Earl was previously on the Company’s medical advisory board and has been working with the Company on its product development.  In addition to assuming directorship positions, Mr. Tait will also serve in the role as vice-president of scientific advancement which position will focus on overseeing product development.  Dr. Earl will also serve as vice-president of medical marketing and help the Corporation focus on potential products and analyzing market potential and means of accessing end markets.

Mr. Tait, 57, brings experience with accelerated product development, “lean” process management tools, strategic market analysis, and acquisition integration.  Mr. Tait is a vice-president of Reflect Scientific, Inc. where he has worked for the prior five years.  Mr. Tait will continue providing services to Reflect Scientific. Mr. Tait holds an MBA in Technology Management from the University of Phoenix and a BS in Chemistry from Clarkson University. He also holds patents in Optics and MEMS technologies.

Dr. Brett Earl, is a Board Certified Emergency Physician with over 15 years of experience in his field, not only as an Emergency Physician but he has also served as a Life Flight Helicopter Physician and a Tactical Physician for the city of Toledo, Ohio SWAT team. Dr. Earl received his Medical Degree from the University of Nevada, Reno. He has been published numerous times and serves on various Medical Boards in Utah and his clinical interests include Trauma, I.V. Nutrition and Injections. After practicing Emergency Medicine for 15 years, and noting the benefits and limitations of traditional western medicine, he opted to study and practices Functional Medicine, and focus on restoring health, preventing illness, and avoiding prescriptions and surgeries wherever possible. Dr. Earl currently practices Functional Medicine in Bountiful, Utah at Integrated Wellness where he has worked since February 2014 in addition to his role as an emergency physician for the Evanston Regional Medical Center where he has worked since August 2009.  Dr. Earl previously worked with several hospital emergency rooms including Ogden Regional Medical Center where Dr. Earl practiced from July 2002 through October 2013.

In addition to the appointment of new directors, the Company also appointed Mark Christensen, CPA to the role of chief financial officer and principal accounting officer, Mr. Christensen will also serve as the Company’s secretary and treasurer.  Mr. Christensen has previously provided accounting services to the Company and this appointment is aimed at expanding Mr. Christensen role over the Company’s financial management.  Mr. Christensen has been a CPA in Utah for 20 years and has been running his own accounting firm
Stewart and Christensen since 1994.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

Date: January 28, 2015

      Jeffrey L. Robins, CEO